UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 9, 2025

Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY

(Exact name of registrant as specified in its charter)

GA	001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 934-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, Genuine Parts Company (the “Company”) announced that Randy Breaux will be retiring as Group President, GPC North America, effective as of August 1, 2025 (the “Effective Date”), but will remain a strategic advisor to Will Stengel, the Company’s President and Chief Executive Officer, through December 31, 2025 in order to assist with an orderly transition.

In connection with Mr. Breaux’s pending retirement, the Board of Directors of the Company has appointed Alain Masse to the newly created position of President, North American Automotive, effective as of the Effective Date. In this role, Mr. Masse will be responsible for overseeing the Company’s automotive business across North America, while Mr. James Howe, President of the Company’s wholly-owned subsidiary, Motion Industries, Inc., will continue to be responsible for overseeing the Company’s industrials business across North America. Mr. Masse and Mr. Howe will both report directly to Mr. Stengel.

Since 2014, Mr. Masse, age 56, has served as President of UAP Inc. (“UAP”), the Company’s Canadian distributor and merchandiser of automotive parts for cars and heavy vehicles. Mr. Masse joined UAP in 2011 and, since then, has served in various leadership positions, including Executive Vice President, NAPA Canada and Executive Vice President, Heavy Vehicle Parts.

In connection with Mr. Masse’s appointment, Mr. Masse will receive an annual base salary of $650,000 and a short-term incentive target for fiscal year 2025 equal to 90% of his base salary, in each case, pro-rated as of the Effective Date. Mr. Masse also will receive a one-time restricted stock unit grant of $355,000 on the Effective Date that will vest ratably over a three-year period, as well as a long-term incentive award for fiscal year 2026 consisting of restricted stock units and performance restricted stock units with an estimated target total value of $1,500,000.

There are no family relationships between Mr. Masse and any other persons pursuant to which Mr. Masse was selected as a director or officer of the Company. Mr. Masse does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of Mr. Masse’s new compensation arrangements is qualified in its entirety by the full text of the offer letter he has executed with the Company, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 9, 2025, the Company issued a press release announcing the Company’s leadership changes described above. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Masse Offer Letter, effective as of June 9, 2025

99.1	Press Release, dated June 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: June 9, 2025	By:	/s/ Bert Nappier
	Name:	Bert Nappier
	Title:	Executive Vice President and CFO